Albertsons® Companies, Inc. Reports Second Quarter Fiscal 2026 Results
Accelerates Turnaround and Cost Savings Efforts

BOISE, Idaho - October 13, 2026 - Albertsons® Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the second quarter of fiscal 2026, which ended September 12, 2026.

Second Quarter of Fiscal 2026 Highlights
•Identical sales decreased 0.8%
•Digital sales increased 11%
•Net income of $52 million, or $0.11 per share
•Adjusted net income of $179 million, or $0.36 per share
•Adjusted EBITDA of $784 million

"Although our second quarter performance was in-line with the expectations in our revised outlook, our results do not reflect the potential of the Company," said Susan Morris, Chief Executive Officer. "We are launching a comprehensive business review to speed up improvements in Albertsons' performance and tackle even harder a cost structure we can no longer afford. Our work will find opportunities to simplify the organization, improve decision-making, reinvest savings in customer value, and boost long-term shareholder returns."

Second Quarter of Fiscal 2026 Results

Net sales and other revenue decreased 0.1% to $18,894.7 million for the 12 weeks ended September 12, 2026 ("second quarter of fiscal 2026") from $18,915.8 million during the 12 weeks ended September 6, 2025 ("second quarter of fiscal 2025"). This decrease was driven by a decline in identical sales of 0.8%. Pharmacy and digital remained areas of strength, with pharmacy sales continuing to grow despite ongoing Inflation Reduction Act ("IRA") headwinds and digital sales increasing 11% during the second quarter of fiscal 2026. The decrease in Net sales and other revenue was partially offset by higher fuel sales.

Gross margin rate decreased to 26.8% during the second quarter of fiscal 2026 compared to 27.0% during the second quarter of fiscal 2025. Excluding the impact of fuel and LIFO expense, gross margin rate decreased 17 basis points compared to the second quarter of fiscal 2025. This decrease was primarily driven by increases in delivery and handling costs related to the continued growth in digital sales, as well as higher shrink. These impacts were partially offset by improvements in pharmacy margins, primarily related to the impact of the IRA. The Company also continued to make incremental investments in its customer value proposition, funded by productivity initiatives.

Selling and administrative expenses increased to 25.6% of Net sales and other revenue during the second quarter of fiscal 2026 compared to 25.4% during the second quarter of fiscal 2025. Excluding the impact of fuel, Selling and administrative expenses as a percentage of Net sales and other revenue increased 38 basis points. This increase in Selling and administrative expenses as a percentage of Net sales and other revenue was primarily attributable to sales deleveraging resulting from lower identical sales. Selling and administrative expenses were relatively flat year over year as the Company continued to realize benefits from disciplined productivity and cost management initiatives which offset inflationary pressures on operating expenses and increases in merger-related litigation costs.

Net loss on property dispositions and impairment losses was $42.4 million during the second quarter of fiscal 2026 compared to $4.4 million during the second quarter of fiscal 2025. Net loss on property dispositions and impairment losses during the second quarter of fiscal 2026 was primarily driven by retail store impairment losses and disposals of equipment.

Interest expense, net was $125.0 million during the second quarter of fiscal 2026 compared to $105.3 million during the second quarter of fiscal 2025. The increase in interest expense, net was primarily attributable to higher average outstanding borrowings.

Other income, net was $13.2 million during the second quarter of fiscal 2026 compared to $29.7 million during the second quarter of fiscal 2025.

Income tax expense was $11.2 million during the second quarter of fiscal 2026, representing a 17.9% effective tax rate, compared to $51.2 million during the second quarter of fiscal 2025, representing a 23.3% effective tax rate.

Net income was $51.5 million, or $0.11 per share, during the second quarter of fiscal 2026, compared to $168.5 million, or $0.30 per share, during the second quarter of fiscal 2025.

Adjusted net income was $179.0 million, or $0.36 per share, during the second quarter of fiscal 2026, compared to $248.4 million, or $0.44 per share, during the second quarter of fiscal 2025.

Adjusted EBITDA was $784.0 million, or 4.1% of Net sales and other revenue, during the second quarter of fiscal 2026 compared to $848.4 million, or 4.5% of Net sales and other revenue, during the second quarter of fiscal 2025.

Capital Allocation and Common Stock Repurchase Program

During the first 28 weeks of fiscal 2026, capital expenditures were $899.6 million, which primarily included the completion of 38 remodels, the opening of seven new stores and continued investment in the Company's digital and technology platforms. During the second quarter of fiscal 2026, the Company paid its quarterly dividend of $0.17 per share on August 7, 2026 to stockholders of record as of July 24, 2026. On October 13, 2026, the Company announced the next quarterly dividend payment of $0.17 per share to be paid on November 6, 2026 to stockholders of record as of the close of business on October 23, 2026.

During the first 28 weeks of fiscal 2026 and first 28 weeks of fiscal 2025, the Company repurchased 26.0 million and 25.7 million shares of common stock for a total of $387.6 million and $550.1 million, respectively, pursuant to the existing multi-year repurchase authorization.

Accelerated Turnaround and Comprehensive Business Review

On July 23, 2026, the Company announced ACI Edge, an operating structure realignment designed to accelerate execution, increase accountability and more effectively leverage its scale. As part of the realignment, the Company consolidated its 11 divisions into four regions and fully centralized center-store merchandising under a single enterprise team. The Company views ACI Edge as the first step in a broader turnaround aimed at improving operating performance, strengthening competitiveness and creating greater long-term shareholder value. Building on those actions, the Company is reviewing its customer strategy, cost structure, operating model, portfolio of banners, markets assets and businesses, and capital allocation priorities.

Although second quarter performance was consistent with the Company's expectations reflected in its previously revised outlook, the Company is no longer providing a fiscal 2026 outlook and will not provide an updated outlook until the comprehensive business review is completed during its fourth quarter. The Company believes it is prudent to complete the review, establish clear priorities and fully evaluate the associated financial model before providing an updated outlook. The Company expects to provide a refreshed financial framework, both short and long-term, alongside its comprehensive turnaround plan by its fourth quarter earnings call. We also plan to host an investor day in Spring 2027.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern Time, which will be hosted by Susan Morris, CEO, and Cody Perdue, Interim CFO. The call will be webcast and can be accessed at https://albertsonscompanies.com/investors/events-and-presentations. A replay of the webcast will be available for at least two weeks following the completion of the call.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 12, 2026, the Company operated 2,240 retail stores with 1,709 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program, to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Amigos, Andronico's, Balducci's, Haggen, Jewel-Osco, Market Street, Pavilions, Randalls, Tom Thumb and Vons are registered service marks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings, Shaw's, Star Market and United Supermarkets are service marks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks or service marks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements and Factors That Impact the Company's Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include the Company's current expectations, assumptions, estimates and projections about its business and its industry. They include, but are not limited to, statements relating to the Company's future operating or financial performance, turnaround strategy, customer strategy, cost structure, operating model, portfolio of banners, markets, assets and businesses, and capital allocation priorities, the development of a multi-year financial outlook, and management's expectations regarding the Company's long-term growth and value creation opportunities which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to significant risks and uncertainties which are beyond the Company's control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements and may adversely impact the Company's financial condition and results of operations include:
•changes in macroeconomic conditions such as rates of food price inflation or deflation, fuel and commodity prices and macroeconomic uncertainty, including in international trade and current and potential future tariffs;
•changes in consumer behavior and spending patterns including those resulting from macroeconomic conditions such as inflation and shifts in state and federal assistance programs;

•changes in wage rates and the Company's ability to negotiate acceptable contracts with labor unions, including the outcome of pending union negotiations;
•changes in price of goods sold in the Company's stores and cost of goods used in its food products, as well as limitations in its ability to provide certain services, due to changes in various state and federal government legislation, regulation and executive orders;
•uncertainty regarding the geopolitical environment including armed hostilities, acts of war and disruption in the distribution of goods;
•the Company's ability to succeed in a competitive environment;
•the Company's ability to execute on its business and value-creating strategies, including its turnaround strategy and operating structure realignment, to realize anticipated benefits from those efforts, and the timing of any anticipated improvements;
•the Company's ability to attract and retain qualified or specialized associates who are critical to the success of its business strategy;
•failure to achieve productivity or cost reduction initiatives, including those related to artificial intelligence, unexpected changes in the Company's objectives and plans, inability to implement its strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to the Company, or at all;
•challenges with the Company's supply chain;
•operational and financial effects resulting from cyber incidents at the Company or at a third party, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and
•changes in tax rates, tax laws, and regulations that directly impact the Company's business or its customers.
All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Company's view only as of the date of this press release. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating the Company's financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in its reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Non-GAAP Measures and Identical Sales

Non-GAAP Measures. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per Class A common share and Net debt ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing core operating performance, and thereby provide useful measures to analysts and investors of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net debt ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Identical Sales. As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Net sales and other revenue	$18,894.7	$18,915.8	$43,836.3	$43,796.6
Cost of sales	13,837.6	13,809.2	32,141.1	31,951.7
Gross margin	5,057.1	5,106.6	11,695.2	11,844.9

Selling and administrative expenses	4,840.2	4,806.9	11,219.4	11,127.8
Loss (gain) on property dispositions and impairment losses, net	42.4	4.4	37.7	(27.5)
Operating income	174.5	295.3	438.1	744.6

Interest expense, net	125.0	105.3	291.7	247.1
Other income, net	(13.2)	(29.7)	(30.0)	(33.6)
Income before income taxes	62.7	219.7	176.4	531.1

Income tax expense	11.2	51.2	40.2	126.2
Net income	$51.5	$168.5	$136.2	$404.9

Net income per Class A common share
Basic net income per Class A common share	$0.11	$0.30	$0.28	$0.71
Diluted net income per Class A common share	0.11	0.30	0.28	0.71

Weighted average Class A common shares outstanding (in millions)
Basic	484.4	559.7	490.6	567.3
Diluted	488.2	562.5	494.0	569.9

% of net sales and other revenue
Gross margin	26.8%	27.0%	26.7%	27.0%
Selling and administrative expenses	25.6%	25.4%	25.6%	25.4%

Store data
Number of stores at end of quarter	2,240	2,257

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 12, 2026	February 28, 2026
ASSETS
Current assets
Cash and cash equivalents	$282.0	$198.6
Receivables, net	1,069.7	932.6
Inventories, net	5,282.1	5,173.9
Other current assets	422.0	410.6
Total current assets	7,055.8	6,715.7

Property and equipment, net	10,047.8	9,903.7
Operating lease right-of-use assets	6,239.8	6,102.4
Intangible assets, net	2,023.8	2,156.1
Goodwill	1,201.0	1,201.0
Other assets	655.1	687.0
TOTAL ASSETS	$27,223.3	$26,765.9

LIABILITIES
Current liabilities
Accounts payable	$4,181.3	$4,021.2
Accrued salaries and wages	1,326.1	1,348.3
Current maturities of long-term debt and finance lease obligations	882.2	534.0
Current operating lease obligations	740.6	736.7
Other current liabilities	1,518.5	1,183.8
Total current liabilities	8,648.7	7,824.0

Long-term debt and finance lease obligations	8,446.0	8,412.6
Long-term operating lease obligations	5,848.2	5,613.6
Deferred income taxes	595.4	630.6
Other long-term liabilities	2,252.0	2,448.9

Commitments and contingencies

STOCKHOLDERS' EQUITY
Class A common stock	6.0	6.0
Additional paid-in capital	2,239.7	2,219.4
Treasury stock, at cost	(2,238.1)	(1,850.5)
Accumulated other comprehensive income	80.3	83.2
Retained earnings	1,345.1	1,378.1
Total stockholders' equity	1,433.0	1,836.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,223.3	$26,765.9

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	28 weeks ended
	September 12, 2026	September 6, 2025
Cash flows from operating activities:
Net income	$136.2	$404.9
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on property dispositions and impairment losses, net	37.7	(27.5)
Depreciation and amortization	1,033.7	1,007.4
Operating lease right-of-use assets amortization	388.9	376.1
LIFO expense	23.4	28.3
Deferred income tax	(36.3)	26.4
Contributions to pension and post-retirement benefit plans, net of (income) expense	(42.0)	(72.7)
Deferred financing costs	7.2	11.5
Equity-based compensation expense	45.8	52.4
Other operating activities	(14.3)	14.9
Changes in operating assets and liabilities, net of acquisitions:
Receivables, net	(135.6)	(133.7)
Inventories, net	(129.3)	(226.7)
Accounts payable, accrued salaries and wages and other accrued liabilities	79.7	110.4
Operating lease liabilities	(305.4)	(285.4)
Self-insurance assets and liabilities	5.7	2.5
Other operating assets and liabilities	114.9	(6.8)
Net cash provided by operating activities	1,210.3	1,282.0

Cash flows from investing activities:
Payments for property, equipment and intangibles, including lease buyouts	(899.6)	(950.5)
Proceeds from sale of assets	36.2	82.6
Business acquisitions, net of cash acquired	(28.0)	—
Other investing activities	33.4	30.0
Net cash used in investing activities	(858.0)	(837.9)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, including ABL facility	400.0	925.0
Payments on long-term borrowings, including ABL facility	(59.8)	(600.3)
Payments of obligations under finance leases	(18.3)	(21.9)
Payments for debt financing costs	(0.1)	(18.1)
Dividends paid on common stock	(166.6)	(169.6)
Treasury stock purchase, at cost	(398.8)	(550.1)
Employee tax withholding on vesting of restricted stock units	(28.1)	(32.0)
Net cash used in financing activities	(271.7)	(467.0)

Net increase (decrease) in cash and cash equivalents and restricted cash	80.6	(22.9)
Cash and cash equivalents and restricted cash at beginning of period	203.0	297.9
Cash and cash equivalents and restricted cash at end of period	$283.6	$275.0

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table reconciles Net income to Adjusted net income and Adjusted EBITDA (in millions):

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Net income	$51.5	$168.5	$136.2	$404.9
Adjustments:
Business transformation (1)(b)	35.6	35.3	89.8	73.6
Equity-based compensation expense (b)	14.4	18.7	45.8	52.4
Loss (gain) on property dispositions and impairment losses, net	42.4	4.4	37.7	(27.5)
LIFO expense (a)	3.4	11.0	23.4	28.3
Merger-related costs (2)(b)	35.3	19.0	76.9	38.0
Certain legal and regulatory accruals and settlements, net (b)	19.7	8.4	20.9	11.0
Amortization of debt discount and deferred financing costs (c)	3.5	5.2	8.3	11.4
Amortization of intangible assets resulting from acquisitions (b)	11.4	11.1	27.1	25.9
Miscellaneous adjustments (3)(e)	2.8	(8.1)	0.9	(2.0)
Tax impact of adjustments to Adjusted net income	(41.0)	(25.1)	(77.7)	(48.7)
Adjusted net income	$179.0	$248.4	$389.3	$567.3
Tax impact of adjustments to Adjusted net income	41.0	25.1	77.7	48.7
Income tax expense	11.2	51.2	40.2	126.2
Amortization of debt discount and deferred financing costs (c)	(3.5)	(5.2)	(8.3)	(11.4)
Interest expense, net	125.0	105.3	291.7	247.1
Amortization of intangible assets resulting from acquisitions (b)	(11.4)	(11.1)	(27.1)	(25.9)
Depreciation and amortization (d)	442.7	434.7	1,033.7	1,007.4
Adjusted EBITDA	$784.0	$848.4	$1,797.2	$1,959.4

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile diluted net income per Class A common share to Adjusted net income per Class A common share (in millions, except per share data):

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Numerator:

Adjusted net income (4)	$179.0	$248.4	$389.3	$567.3

Denominator:

Weighted average Class A common shares outstanding - diluted	488.2	562.5	494.0	569.9
Restricted stock units (5)	8.8	7.8	9.3	8.1
Adjusted weighted average Class A common shares outstanding - diluted	497.0	570.3	503.3	578.0

Adjusted net income per Class A common share - diluted	$0.36	$0.44	$0.77	$0.98

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Net income per Class A common share - diluted	$0.11	$0.30	$0.28	$0.71
Non-GAAP adjustments (6)	0.26	0.14	0.51	0.28
Restricted stock units (5)	(0.01)	—	(0.02)	(0.01)
Adjusted net income per Class A common share - diluted	$0.36	$0.44	$0.77	$0.98
(1) Includes costs related to the Company's business transformation, including third-party consulting fees and certain integration and employee termination costs.
(2) Primarily includes litigation costs related to the terminated merger. The 12 and 28 weeks ended September 6, 2025, also includes retention program expense related to the terminated merger.
(3) Primarily includes adjustments for pension settlement gains, closed stores and surplus properties, net realized and unrealized gains and losses related to non-operating investments, non-cash rent expense, gains and losses on derivative contracts and other items not considered in the Company's core performance.
(4) See the reconciliation of Net income to Adjusted net income above for further details.
(5) Represents incremental unvested restricted stock units ("RSUs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs as of the end of each respective period.
(6) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Condensed Consolidated Statements of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) Depreciation and amortization:

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Cost of sales	$53.5	$45.2	$118.8	$109.3
Selling and administrative expenses	389.2	389.5	914.9	898.1
Total Depreciation and amortization	$442.7	$434.7	$1,033.7	$1,007.4

(e) Miscellaneous adjustments:

	12 weeks ended		28 weeks ended
	September 12, 2026	September 6, 2025	September 12, 2026	September 6, 2025
Cost of sales	$0.5	$0.2	$(4.6)	$(0.3)
Selling and administrative expenses	10.6	17.7	24.3	23.3
Other income, net	(8.3)	(26.0)	(18.8)	(25.0)
Total Miscellaneous adjustments	$2.8	$(8.1)	$0.9	$(2.0)

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net debt ratio on a rolling four quarter basis:

	September 12, 2026	September 6, 2025
Total debt (including finance leases)	$9,328.2	$8,126.5
Cash and cash equivalents	282.0	270.6
Total debt net of cash and cash equivalents	9,046.2	7,855.9

Rolling four quarters Adjusted EBITDA	$3,739.3	$3,879.6

Total Net debt ratio	2.42	2.02

The following table is a reconciliation of Net income to EBITDA and Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	September 12, 2026	September 6, 2025
Net (loss) income	$(51.3)	$977.3
Depreciation and amortization	1,940.0	1,851.4
Interest expense, net	548.8	457.6
Income tax expense	(35.6)	187.1
EBITDA	2,401.9	3,473.4

Business transformation (1)	169.9	141.0
Equity-based compensation expense	88.9	92.4
Loss on property dispositions and impairment losses, net	53.0	19.1
LIFO expense	61.1	37.5
Merger-related costs (2)	123.0	133.1
Certain legal and regulatory accruals and settlements, net (3)	812.8	17.3
Miscellaneous adjustments (4)	28.7	(34.2)
Adjusted EBITDA (5)	$3,739.3	$3,879.6
(1) Includes costs related to the Company's business transformation, including third-party consulting fees and certain integration and employee termination costs.
(2) Primarily includes litigation costs and retention program expense related to the terminated merger. Also includes third-party legal and advisor fees prior to the termination of the merger in December 2024.
(3) Includes the $773.8 million charge in the fourth quarter of fiscal 2025 related to the opioid settlement framework.
(4) Primarily includes adjustments for pension settlement gains and losses, closed stores and surplus properties, net realized and unrealized gains and losses related to non-operating investments, non-cash rent expense, gains and losses on energy hedges and other items not considered in the Company's core performance.
(5) The rolling four quarters ended September 12, 2026, includes an estimated $68 million of incremental Adjusted EBITDA due to the impact of the additional 53rd week in fiscal 2025.